UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 14, 2021

Independence Realty Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-36041	26-4567130
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1835 Market Street, Suite 2601

Philadelphia, Pennsylvania, 19103

(Address of Principal Executive Office) (Zip Code)

(267) 270-4800

(Registrant’s telephone number, including area code)

N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	IRT	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

This Current Report on Form 8-K is being filed in connection with the consummation, on December 16, 2021 (the “Closing Date”), of the transactions contemplated by that certain Agreement and Plan of Merger (the “Merger Agreement”), dated July 26, 2021, by and among Independence Realty Trust, Inc., a Maryland corporation (“IRT” or the “Company”), Independence Realty Operating Partnership, LP, a Delaware limited partnership and a subsidiary of IRT (“IRT OP”), IRSTAR Sub, LLC, a Maryland limited liability company and a wholly-owned subsidiary of IRT (“IRT Merger Sub”), Steadfast Apartment REIT, Inc., a Maryland corporation (“STAR”), and Steadfast Apartment REIT Operating Partnership, L.P., a Delaware limited partnership and a subsidiary of STAR (“STAR OP”).  Pursuant to the Merger Agreement, on the Closing Date, STAR merged with and into IRT Merger Sub, with IRT Merger Sub continuing as the surviving entity (the “Company Merger”), and STAR OP merged with and into IRT OP, with IRT OP continuing as a subsidiary of IRT (the “Partnership Merger” and, together with the Company Merger, the “Mergers”). As a result of the Mergers, IRT Merger Sub remained as a wholly-owned subsidiary of IRT and IRT OP remained as a subsidiary of IRT.  The combined company will conduct business under the name Independence Realty Trust, Inc. The events described below took place in connection with the consummation of the Mergers.

Item 1.01.Entry into a Material Definitive Agreement.

On December 16, 2021, IRT, in its capacity as general partner of IRT OP, entered into Amendment No. 1 (the “Amendment”) to the Fifth Amended and Restated Agreement of Limited Partnership of IRT OP, dated as of March 3, 2017 (the “Partnership Agreement”).  The Amendment amends the Partnership Agreement to reflect changes in the U.S. federal tax laws made by the Bipartisan Budget Act of 2015 related to the tax audits of partnerships, including to designate IRT as the partnership representative of IRT OP, to state the powers granted to IRT as partnership representative, including the power to require the current and former partners of IRT OP to make cash payments to IRT OP equal to their share of IRT OP level assessments and to withhold from distributions to the IRT OP partners their share of the IRT OP level taxes and assessments, to require the current and former partners of IRT OP to cooperate with IRT and provide information related to tax audits of IRT OP, to give IRT the authority to amend the Partnership Agreement to implement the partnership tax audit rules in the Bipartisan Budget Act of 2015 and related rules or regulations, and to provide that the obligations of the partners of IRT OP related to tax audits of IRT OP will survive the termination, dissolution, liquidation and winding up of IRT OP and such partner’s withdrawal from IRT OP or the transfer of such partner’s interest in IRT OP.

In addition, the Amendment amends the Partnership Agreement to revise the definition of “Affiliate” and to provide that IRT shall have satisfied its obligations under Section 9.3(a) and Section 9.3(b) of the Partnership Agreement by posting or making available the reports required by Section 9.3 of the Partnership Agreement on the website maintained from time to time by IRT OP or IRT, provided that such reports are able to be printed or downloaded from such website.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amendment, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated by reference herein.

Item 2.01.Completion of Acquisition or Disposition of Assets.

At the effective time of the Company Merger (the “Company Merger Effective Time”), each share of common stock, par value $0.01 per share, of STAR (“STAR Common Stock”) issued and outstanding immediately prior to the Company Merger Effective Time (other than certain shares set forth in the Merger Agreement) was automatically converted into the right to receive 0.905 (the “Exchange Ratio”) newly issued, fully paid and nonassessable shares of common stock, par value $0.01 per share, of IRT (“IRT Common Stock”), with cash paid in lieu of fractional shares.

At the effective time of the Partnership Merger (the “Partnership Merger Effective Time”), (1) each unit of limited partnership interest of STAR OP designated as a “Class A Common Unit” (each a “Class A STAR OP Unit”) issued and outstanding immediately prior to the Partnership Merger Effective Time and owned by STAR or a subsidiary of STAR was automatically converted into the right to receive 0.905 common units of limited partnership interest of IRT OP (each, an “IROP Common Unit”) and will be owned by IRT through IRT Merger Sub and (2) each unit of limited partnership interest of STAR OP designated as a “Class A-2 Common Unit” or “Class B Common Unit” issued and outstanding immediately prior to the Partnership Merger Effective Time was automatically converted into the right to receive 0.905 IROP Common Units.

The foregoing description of the Mergers and the Merger Agreement contained in this Item 2.01 does not purport to be complete and is subject to and qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by IRT with the Securities and Exchange Commission (the “SEC”) on July 26, 2021 (Film No.: 211114141), and is incorporated by reference herein.

Item 2.03.Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As a result of the Mergers, on December 16, 2021, IRT, through certain of its subsidiaries, assumed approximately $1.7 billion aggregate principal amount of existing mortgage indebtedness of STAR and its subsidiaries. The mortgage loans are secured by a total of 49 underlying properties, bear interest at fixed rates ranging from 2.8% to 4.7% per annum or at a variable rate of London Inter-Bank Offered Rate (LIBOR) plus 1.7% (as of December 1, 2021), and have remaining maturities ranging from approximately 2.7 years to 8.6 years.  The assumed indebtedness has a weighted average interest rate of 3.9% per annum and a weighted average maturity date of 6.7 years, with 97.1% of such indebtedness bearing interest at fixed rates and 2.9% of such indebtedness bearing interest at a variable rate.

The assumed indebtedness contains customary covenants, restrictions and events of default for real property loans, including restrictions on the ability to sell the mortgaged property.

Item 3.02. Unregistered Sales of Equity Securities.

As indicated under Item 2.01 “Completion of Acquisition or Disposition of Assets,” IRT OP issued 6,429,481.095 IROP Common Units in the Partnership Merger (other than IROP Common Units issued to IRT or IRT Merger Sub) that were not registered under the Securities Act of 1933, as amended (the “Securities Act”).  IROP Common Units are subject to exchange agreements that permit the holders of the IROP Common Units to tender the units to IRT for cash in an amount equal to the market price (based on a trailing average computation) of an equivalent number of shares of IRT Common Stock at the time we receive notice of the exchange.  IRT has the option, in lieu of paying cash, to settle the exchange for a number of shares of IRT Common Stock equal to the number of IROP Common Units tendered for exchange. The IROP Common Units were issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act.

Item 5.02.Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Certain Directors

As of the Company Merger Effective Time, and in accordance with the Merger Agreement, William C. Dunkelberg resigned as a member of the board of directors of IRT (the “Board”) and from each of the committees of the Board on which he served.  The resignation was not due to any disagreement with IRT regarding any matter related to IRT’s operations, policies or practices.  Mr. Dunkelberg formerly served on the Audit Committee and the Compensation Committee of the Board.

Appointment of Directors

As of the Company Merger Effective Time, and in accordance with the Merger Agreement, the Board consists of the following ten directors: (i) Scott F. Schaeffer, Melinda H. McClure, Richard D. Gebert, DeForest Blake Soaries Jr. and Lisa Washington, each a continuing director of the Board, and (ii) Stephen R. Bowie, Ned W. Brines, Ana Marie del Rio, Ella S. Neyland and Thomas H. Purcell, each a former director of STAR.  Scott F. Schaffer continues to serve as Chairman of the Board.

Ned W. Brines is expected to be named to serve on the Audit Committee, Compensation Committee and Nominating and Governance Committee of the Board, (ii) Thomas H. Purcell is expected to be named to serve on the Audit Committee and Finance & Investment Committee of the Board, (iii) Stephen R. Bowie is expected to be named to serve on the Finance & Investment Committee and Risk Committee of the Board, and (iv) Ana Marie del Rio is expected to be named to serve on the Risk Committee of the Board.

Appointment and Continuation of Certain Officers

As of the Company Merger Effective Time, and in accordance with the Merger Agreement, Ella S. Neyland became the Chief Operating Officer of IRT.  The remainder of the senior leadership team of IRT includes the following continuing officers: Scott F. Schaeffer as Chairman of the Board and Chief Executive Officer, James J. Sebra as Chief Financial Officer, Farrell M. Ender as President, Jessica K. Norman as Chief Legal Officer and Jason R. Delozier as Chief Accounting Officer.

The joint proxy statement/prospectus of IRT and STAR that forms part of IRT’s registration statement on Form S-4 (File No. 333-258871), as amended, contains biographical information about the newly appointed directors and officers in Annex E thereto.  Such information is incorporated herein by reference. Other than the Merger Agreement, there are no arrangements or understandings between any of Messrs. Bowie, Brines or Purcell or Mses. del Rio or Neyland, on one hand, and any other person on the other hand, pursuant to which any of Messrs. Bowie, Brines or Purcell or Mses. del Rio or Neyland was selected as a director. There are no transactions in which Messrs. Bowie, Brines or Purcell or Mses. del Rio or Neyland has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Indemnification Agreements

As of the Company Merger Effective Time, each of Messrs. Bowie, Brines and Purcell and Mses. del Rio and Neyland entered into an indemnification agreement with IRT, the form of which is attached as Exhibit 10.7 to IRT’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2019, filed with the SEC on August 1, 2019.

Item 7.01Regulation FD Disclosure.

On the Closing Date, IRT issued a press release announcing the completion of the Mergers.  A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated into this Item 7.01 by reference.  The press release shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section.  The information in this Item 7.01, including Exhibit 99.1, shall not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act regardless of any general incorporation language in the filing.

Item 8.01Other Events.

On July 27, 2021 and July 29, 2021, IRT entered into forward equity sales agreements to sell an aggregate of 16,100,000 shares of IRT Common Stock at a price of $17.04 per share, net of underwriting discounts and commissions.  On December 14, 2021, IRT issued and physically settled 16.1 million shares of IRT Common Stock under the forward equity sales agreements, receiving net proceeds of $271.8 million.

Item 9.01Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The audited financial statements of STAR as of December 31, 2020 and December 31, 2019 and for each of the years in the three-year period ended December 31, 2020 are incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K filed by IRT on July 26, 2021 (Film No.: 211114746).

The unaudited financial statements of STAR as of September 30, 2021, and for the nine-month periods ended September 30, 2021 and 2020, are incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K filed by IRT on November 12, 2021.

(b) Pro Forma Financial Information.

The unaudited pro forma condensed combined financial statements of IRT as of and for the nine-month period ended September 30, 2021, and as of and for the year ended December 31, 2020, giving effect to the Mergers and the transactions contemplated by the Merger Agreement, will be filed as an exhibit to an amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(d) Exhibits.

2.1

Agreement and Plan of Merger, dated as of July 26, 2021, by and among Independence Realty Trust, Inc., Independence Realty Operating Partnership, LP, IRSTAR Sub, LLC, Steadfast Apartment REIT, Inc. and Steadfast Apartment REIT Operating Partnership, L.P. (incorporated by reference to Exhibit 2.1 to IRT’s Current Report on Form 8-K filed on July 26, 2021 (Film No.: 211114141)).

10.1*	Amendment No. 1 to Fifth Amended and Restated Agreement of Limited Partnership of Independence Realty Operating Partnership, LP.
99.1*	Press Release, dated as of December 16, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Independence Realty Trust, Inc.

December 16, 2021	By:	/s/ James J. Sebra
	Name:	James J. Sebra
	Title:	Chief Financial Officer and Treasurer